CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to reference to us under the heading “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of this Registration Statement on Form N-1A of Yacktman Focused Fund and Yacktman Fund.

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 27, 2012

PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110

T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us